Exhibit 10.5

EXECUTIVE RECOGNITION AGREEMENT

THIS EXECUTIVE RECOGNITION AGREEMENT (this “Agreement”) between FIRST FINANCIAL BANKSHARES, INC., a Texas corporation (the “Company”), and ______________________ (the “Employee”) is dated effective July 1, 2024 (the “Effective Date”).

WITNESSETH:

WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key executives of the Company; and

WHEREAS, the Employee is a key executive of the Company; and

WHEREAS, the parties recognize that, as is the case with many publicly-held corporations, the possibility of a “Change in Control” (as such term is defined in Section 1 hereof) may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of a key executive at a critical time, and to the detriment of the Company and its stockholders; and

WHEREAS, the Company recognizes that the Employee, as a key executive, could suffer financial and professional detriments if a Change in Control of the Company were to occur; and

WHEREAS, in order to protect the Employee in the event of a Change in Control of the Company, the Company agrees that the Employee shall receive the benefits set forth in this Agreement in the event the Employee’s employment with the Company is terminated subsequent to a Change in Control of the Company under the circumstances described below;

NOW, THEREFORE, the parties hereby agree as follows:

1. Employment in General; Change in Control. This Agreement does not affect the Employee’s employment arrangements with the Company except for the conditions contained herein pertaining to a Change in Control of the Company. Absent a Change in Control of the

Company, the Employee’s continued employment with the Company shall at all times be subject to the will of the Board of Directors of the Company (the “Board”). For purposes of this Agreement, a “Change in Control” of the Company means the occurrence of any of the following after the Effective Date: (a) any Person (as hereinafter defined) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities; or (b) the consummation of a reorganization, merger, consolidation, recapitalization, exchange offer, purchase of assets or other transaction, in each case, with respect to which the Persons who were the beneficial owners of the Company immediately prior to such a transaction do not, immediately after such transaction, own more than fifty percent (50%) of the combined voting power of the reorganized, merged, recapitalized or resulting company’s then outstanding voting securities; or (c) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company and such complete liquidation or dissolution is consummated; or (d) in any two-year period, individuals who were members of the Board at the beginning of such period plus each new director whose election or nomination for election was approved by at least two-thirds of the directors in office immediately prior to such election or nomination, cease for any reason to constitute at least a majority of the Board; or (e) the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 50% of the combined voting power of the voting securities of which is owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale. For purposes of this Agreement, “Person” shall mean and include any individual, corporation, partnership, group, association or other “person”, as such term is used in Sections 13(d) and 14(d) of the

Exchange Act, other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan(s) sponsored by the Company or a subsidiary of the Company.

2. Term of Agreement.

(i) Unless extended pursuant to the provisions of Subsection 2(ii), the term of this Agreement shall be for the period commencing as of the Effective Date and continuing thereafter until the earliest to occur of (A) the Employee’s death, Disability (as defined in Subsection 3(i) hereof) or Retirement (as defined in Subsection 3(ii) hereof), (B) the termination of the Employee’s employment with the Company prior to a Change in Control of the Company, or (C) the Expiration Date (as hereinafter defined). For purposes of clause (C) of this Section 2, the “Expiration Date” shall mean June 30, 2026 (the “Initial Expiration Date”); provided, however, that on the Initial Expiration Date and on each subsequent second anniversary of the Initial Expiration Date, the Expiration Date shall automatically be postponed for two (2) additional years unless written notice of non-extension of this Agreement is provided by the Company to the Employee at least sixty (60) calendar days before the then-scheduled Expiration Date.

(ii) Notwithstanding anything to the contrary in Subsection 2(i), (A) if a Change in Control of the Company shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of two (2) years from the date of any such Change in Control of the Company; and further, if a second Change in Control occurs within a period of two (2) years from the date of the first Change in Control, this Agreement shall continue in effect for a period of two (2) years from the date of the second Change in Control of the Company; and (B) if any benefit accrues and remains unpaid at the time this Agreement would otherwise have terminated, this Agreement shall remain in effect until such benefit is paid in full solely for the purpose of permitting the Employee to enforce the full payment of such benefit.

3. Termination Following Change in Control. If a Change in Control of the Company occurs, the Employee shall be entitled to the benefits provided in Subsection 4(iii) hereof upon the subsequent termination of the Employee’s employment during the term of this Agreement, unless such termination is (a) because of the Employee’s death, Disability or Retirement, (b) by the Company for Cause, or (c) by the Employee other than for Good Reason. The parties hereto expressly acknowledge and agree that notwithstanding anything contained in this Agreement to the contrary, the Employee is entitled to any and all benefits due to the Employee as determined in accordance with the terms of the Company’s benefit plans (without reference to this Agreement), including, without limitation, all qualified and nonqualified deferred compensation plans, all equity- and cash-based incentive plans, and all medical, dental, disability, accident and insurance plans, then in effect (each a “Company Benefit Plan”) whether the Employee is terminated by the Company for Cause or for other than Cause, by the Employee for Good Reason or for other than Good Reason, because of the Retirement, Disability or death of the Employee or for any other reason, and the benefits provided in Subsection 4(iii) hereof shall be determined in accordance with this Agreement without any impact, impairment, reduction or other effect on the Employee’s rights or benefits under such Company Benefit Plan(s). For purposes of this Agreement the following definitions shall apply:

(i) Disability. Termination by the Company of the Employee’s employment based on “Disability” shall mean termination because of the Employee’s absence from his/her duties with the Company on a full-time basis for ninety (90) consecutive days as a result of the Employee’s physical or mental incapacity due to injury or illness, unless within thirty (30) days after Notice of Termination (as hereinafter defined) is given to the Employee following such absence the Employee shall have returned to the full-time performance of his/her duties, with or without reasonable accommodations.

(ii) Retirement. Termination by the Employee of the Employee’s employment based on “Retirement” shall mean the Employee’s voluntary resignation without Good Reason after attaining age 65.

(iii) Cause. Termination by the Company of the Employee’s employment for “Cause” shall mean termination upon (A) the willful and continued failure by the Employee to substantially perform his/her duties with the Company (other than any such failure resulting from the Employee’s physical or mental incapacity due to injury or illness) after written demand for substantial performance is delivered to the Employee by the Company, which demand specifically identifies the manner in which the Employee has not substantially performed his/her duties, or (B) the willful engaging by the Employee in conduct which is demonstrably injurious to the Company, monetarily or otherwise. For purposes of this Subsection (iii), no act, or failure to act, on the Employee’s part shall be deemed “willful” unless done, or omitted to be done, by the Employee in bad faith and without “reasonable belief” (as hereinafter defined) that his/her action or omission was in, or not opposed to, the best interests of the Company. The phrase “reasonable belief” shall mean the belief that a reasonable and prudent person would have had in the same or similar circumstances as to the act or failure to act. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith, and in the best interests of the Company. Notwithstanding the foregoing the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of the conduct set forth above in (A) or (B) of this Subsection (iii) and specifying the particulars thereof in detail.

(iv) Good Reason. Termination by the Employee of his/her employment for “Good Reason” shall mean termination within a period of time not to exceed one (1) year following the initial existence of one or more of the following conditions arising without the consent of the Employee:

(A) a determination by the Employee, made in good faith and based on the Employee’s reasonable belief, that there has been a materially adverse change in his/her status or position as an executive officer of the Company as in effect immediately prior to the Change in Control, including, without limitation, any material change in the Employee’s status or position as a result of a diminution in the Employee’s duties or responsibilities or the assignment to the Employee of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of the Employee from or any failure to reappoint or reelect the Employee to such position(s) (except in connection with the termination of the Employee’s employment for Cause, Disability or Retirement or as a result of the Employee’s death or by the Employee other than for Good Reason). The phrase “reasonable belief” shall mean the belief that a reasonable and prudent person would have had in the same or similar circumstances as to the change in status or position;

(B) a material reduction by the Company in the Employee’s annual base salary in effect immediately prior to the Change in Control;

(C) the relocation of the Employee’s principal office outside of the city or metropolitan area in which the Employee is residing at the time of any Change in Control of the Company;

(D) a material reduction by the Company in the budget over which the Employee retained authority immediately prior to the Change in Control;

(E) the failure by the Company to provide and credit the Employee with the number of paid vacation days to which the Employee is then entitled in accordance with the Company’s normal vacation policy as in effect immediately prior to the Change in Control;

(F) any other action or inaction by the Company following any Change in Control that constitutes a material breach by the Company of the agreement under which the Employee provided service at the time of the Change in Control of the Company;

(G) the failure by the Company to obtain from any Successor (as hereinafter defined) the assent to this Agreement contemplated by Section 5 hereof; or

(H) any purported termination by the Company of the Employee’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (v) below (and, if applicable, Subsection (iii) above); and for purposes of this Agreement, no such purported termination shall be effective.

Notwithstanding the above, the Employee is required to provide notice to the Company of the existence of any condition that would allow the Employee to terminate his/her employment for Good Reason within a period not to exceed ninety (90) days of the initial existence of the condition, upon the notice of which the Company shall have a period of no more than thirty (30) days to remedy the condition and during which period the Employee may not terminate his/her employment for Good Reason. It is the intent of the parties that this provision regarding termination by the Employee of his/her employment for Good Reason comply with the requirements of Treasury Regulation Section 1.409A‑1(n)(2) and this Agreement shall be construed accordingly.

(v) Notice of Termination. Any purported termination of the Employee’s employment by the Company or by the Employee following a Change in Control of the Company shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and, if the termination provision is claimed to relieve the Company of its obligation to pay the benefits provided by this Agreement, the notice shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the denial of the payment of the benefits provided by this Agreement.

(vi) Date of Termination. “Date of Termination” following a Change in Control shall mean (A) if the Employee’s employment is to be terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his/her duties on a full-time basis during such thirty (30) day period), (B) if the Employee’s employment is to be terminated by the Company for Cause or by the Employee for Good Reason,

the date specified in the Notice of Termination, or (C) if the Employee’s employment is to be terminated by the Company for any reason other than Cause, the date specified in the Notice of Termination, which in no event shall be a date earlier than sixty (60) days after the date on which a Notice of Termination is given, unless an earlier date has been expressly agreed to by the Employee in writing.

4. Compensation Upon Termination; Other Agreements.

(i) If the Employee’s employment shall be terminated for Disability following a Change in Control of the Company, the Company shall pay the Employee’s salary through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given plus any benefits or awards (including both the cash and stock components) under any Company Benefit Plans which pursuant to the terms of any Company Benefit Plans have been earned or become payable, but which have not yet been paid to the Employee. Thereafter, benefits shall be determined in accordance with the Company Benefit Plans then in effect.

(ii) If the Employee’s employment shall be terminated for Cause following a Change in Control of the Company, the Company shall pay the Employee’s salary through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given plus any benefits or awards (including both the cash and stock components) under any Company Benefit Plans which pursuant to the terms of any Company Benefit Plans have been earned or become payable, but which have not yet been paid to the Employee. Thereupon the Company shall have no further obligations to the Employee under this Agreement.

(iii) Subject to Section 7 hereof, if, within twenty-four (24) months following a Change in Control of the Company, Employee’s employment by the Company shall be terminated by the Company other than for Cause, death,

Disability or Retirement, or shall be terminated by the Employee for Good Reason, then the Company shall pay or provide to the Employee, no later than the 15th day of the third month following the Employee’s Date of Termination, without regard to any contrary provisions of any Company Benefit Plan, the following:

(A) two hundred percent (200%) of the Employee’s annual base salary payable by the Company immediately preceding the Date of Termination;

(B) the targeted amount of the Employee’s bonus prorated through the Date of Termination; and

(C) a lump sum payment of Employee’s accrued but unused paid time off.

(iv) It is the intent of the parties that this Agreement not be subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). As such, this Agreement has been drafted to avoid the requirements imposed by Section 409A of the Code. Provided however, in the event this Agreement or any distribution under this Agreement is later determined to be subject to the provisions of Section 409A of the Code, then if an employee is a Key Employee, pursuant to Section 409A(a)(2)(B)(i) of the Code, such distributions to such Key Employee upon termination of employment shall not commence earlier than six (6) months following the Date of Termination. A “Key Employee” is defined in Section 416(i) of the Code and includes officers of a publicly traded company who have annual compensation greater than $220,000 (as adjusted following 2024 from year to year for inflation by the Secretary of the Treasury), five percent owners of a publicly traded company, and one percent owners who have annual compensation from a publicly traded company greater than $150,000. The Company makes no representation that any or all of the payments or benefits described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment or benefit. The Employee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

(v) The amount of any payment provided for in this Section 4 shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by the Employee as the result of employment by another employer after the Date of Termination, or otherwise.

5. Successors; Binding Agreement.

(i) The Company will seek, by written request at least five (5) business days prior to the time a Person becomes a Successor (as hereinafter defined), to have such Person assent to the fulfillment of the Company’s obligations under this Agreement. Failure of such Person to furnish such assent prior to the time such Person becomes a Successor shall constitute a condition for termination by the Employee of his/her employment for Good Reason under the provisions of Section 3(iv) of this Agreement, if a Change in Control of the Company occurs or has occurred. For purposes of this Agreement, “Successor” shall mean any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company’s business directly, by merger, consolidation or purchase of assets, or indirectly, by purchase of the Company’s voting securities or otherwise.

(ii) This Agreement shall inure to the benefit of and be enforceable by the Employee’s personal or legal representatives, executors, administrators, heirs,

distributees, and legatees. If the Employee should die while any amount would still be payable to him/her hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee’s legatee or other designee or, if there is no such designee, to the Employee’s estate.

(iii) For purposes of this Agreement, the “Company” shall include any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Company ceases to exist.

6. Fees and Expenses. The Company shall reimburse the Employee for all reasonable legal fees and related expenses, if any, incurred by the Employee in the successful enforcement of any right or benefit provided by this Agreement.

7. Taxes.

(i) All payments to be made to the Employee under this Agreement will be subject to required withholding of federal, state and local income and employment taxes.

(ii)

(A) Notwithstanding any other provision of this Agreement or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or a corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, to the Employee or for the Employee’s benefit pursuant to the terms of this Agreement or otherwise (the “Covered Payments”) would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), and would, but for this Section 7(ii) be subject to excise tax imposed under Section 4999 of the

Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then prior to making the Covered Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to the Employee of the Covered Payments after payment of the Excise Tax to (ii) the Net Benefit to the Employee if the Covered Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the Covered Payments be reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax (that amount, the “Reduced Amount”). “Net Benefit” shall mean the present value of the Covered Payments net of all federal, state, local, foreign income, employment and excise taxes.

(B) The Covered Payments shall be reduced in a manner that maximizes the Employee’s economic position. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero.

(C) Any determination required under this Section 7(ii) shall be made in writing in good faith by an independent accounting firm selected by the Company that is reasonably acceptable to the Employee (the “Accountants”), which shall provide detailed supporting calculations to the Company and the Employee as requested by the Company or the Employee. The Company and the Employee shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 7(ii). For purposes of making the calculations and determinations required by this Section 7(ii), the Accountants may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Accountants’ determinations shall be final and binding on the Company and the Employee. The Company shall be responsible for all fees and expenses incurred by the Accountants in connection with the calculations required by this Section 7(ii).

8. Survival. The respective obligations of, and benefits afforded to, the Company and the Employee as provided in Sections 4, 5, 6, 7, 8, 11, 12 and 15 of this Agreement shall survive termination of this Agreement.

9. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or when mailed by United States registered mail, return receipt requested, postage prepaid to the address set forth below:

Employee Address: ______________________________

______________________________

______________________________

Company Address: 400 Pine Street

Abilene, Texas 79601

provided that all notices to the Company shall be directed to the attention of an executive officer of the Company other than Employee, with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

10. Employment with Subsidiaries. Employment with the Company for purposes of this Agreement includes employment with any corporation in which the Company has a direct or indirect ownership interest of fifty percent (50%) or more of the total combined voting power of all classes of stock in such corporation.

11. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Employee during the Employee’s employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or his/her representatives in violation of this Agreement). After termination of the Employee’s employment with the Company, the Employee shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 11 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.

12. Miscellaneous; Governing Law. No provision of this Agreement may be amended, waived or discharged following a Change in Control of the Company unless such amendment, waiver or discharge is agreed to in writing and signed by all of the parties affected thereby. No waiver by either party at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.

13. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14. Headings. The headings of Sections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

15. Arbitration. At the election of the Employee, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be determined by final and binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and Mediation Procedures then in effect. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. Notwithstanding the above, the Employee shall be entitled to seek specific performance of his/her right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

16. Counterparts and Signatures. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Signatures delivered by facsimile or other electronic means shall be treated as originals.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.

FIRST FINANCIAL BANKSHARES,

INC.

By:________________________________

Name:______________________________

Title:_______________________________

“Company”

ACCEPTED AND AGREED TO

THIS ______ DAY OF

__________________, 2024.

By:________________________________

Name:_____________________________

“Employee”